Exhibit 99.1

ConnectM’s Keen Labs Expands Hi-E Energy Storage Line for Long Duration and VPP Applications

MARLBOROUGH, Mass., March 3, 2026 (GLOBE NEWSWIRE) – ConnectM Technology Solutions, Inc. (OTC: CNTM) (“ConnectM” or the “Company”), a constellation of technology-driven businesses powering the modern energy economy, today announced that Keen Labs, its AI and technology subsidiary, has extended the Hi-E™ line of energy storage systems for long duration applications to 10kWhr and a stackable solution in addition to wall mounted solutions.

Developed by Keen Labs, the Hi-E™ line leverages high energy density Lithium Iron Phosphate (LiFePO4) technology and addresses use cases in residential and light commercial buildings to provide grid back-up in general and targeted electrical appliances for load leveling and peak time of use. Additionally, the Hi-E™ systems use ConnectM’s proprietary power electronics architecture and energy management platform to be a virtual power plant (“VPP”) in geographies where a relationship exists with the local utility. Now sized in modules up to 10kWhr, the Hi-E™ line can be configured by mixing and matching modules to meet the exact energy requirements of any given application. In addition to the wall mounted solution designed to expand market accessibility.

Key benefits of the stackable architecture include:

•	Scalable capacity – Expand storage incrementally without replacing the system
•	Lower upfront cost – Entry-level configurations reduce adoption barriers
•	Reduced installation complexity – Modular stacking simplifies deployment
•	Improved resiliency – Independent modules enhance system uptime
•	Future expansion flexibility – Add capacity as usage or incentives evolve

The stackable design broadens ConnectM’s addressable market while supporting cost-efficient growth in distributed energy storage.

Built for flexibility and lowering energy costs

The Hi-E™ line is designed for sectors where customization in space and duration of use is necessary to maximize ease of use at the lowest cost.

•	4 kWhr Modules Integrated with ConnectM’s line of Keen Heat Pumps: Provides reliable power, reducing wear on the device while minimizing energy costs.
•	1 kWhr to 5 kWhr modules Act as VPP: Capable to serve as a VPP to individual electric assets like induction heaters and LED lighting systems in geographies where a relationship exists with the utility to avoid up-front capital expenditure costs.
•	Bundling: Multiple modules can be bundled together to flexibly target any application.

Hi-E™ helps reduces energy costs from peak-load stress, extending useful life and reducing total cost of ownership across a range of equipment

Digital-Native by Design

Each Hi-E™ system is designed to integrate natively with Keen Labs’ VPP platform providing:

•	Real-time telemetry and health monitoring at the asset and fleet level.
•	Data feeds into ConnectM’s analytics and optimization engines.
•	Optional direct integration into customer data platforms and energy management systems.

Customers can deploy Hi-E™ as a standalone module, as part of broader ConnectM and Keen Labs solutions, or as a digitally connected asset within existing energy and infrastructure stacks.

About ConnectM Technology Solutions, Inc.

ConnectM brings together technology-driven businesses powering the modern energy economy. Through its Owned Service Network, Managed Solutions, Logistics and technology subsidiary Keen Labs, the Company delivers AI-powered electrification, distributed energy, last-mile delivery and industrial IoT solutions to customers worldwide. For more information, visit www.connectm.com.

About Keen Labs

Keen Labs, a wholly owned technology subsidiary of ConnectM, develops the AI, control and energy intelligence platforms that underpin the Company’s solutions. Keen Labs’ portfolio includes industrial IoT hardware, the Hi-C™ line of hybrid energy storage systems, the Hi-ETM line of Iron Phosphate based Lithium Ion long duration and VPP enabling storage systems, smart heat pumps and connected vehicle technologies, all integrated through its Energy Intelligent Network™ to optimize performance across fleets, facilities and distributed energy assets. For more information, visit www.keenlabs.ai.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations

ConnectM Technology Solutions, Inc.

+1 617-395-1333

irpr@connectm.com

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